UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               ------------------



     Date of Report (Date of earliest event reported): February 18, 1997
                                                       -----------------


                                  SERAGEN, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                    0-19855                  04-2662345
        --------                    -------                  ----------
     (State or other              (Commission              (IRS Employer
     jurisdiction of              File Number)           Identification No.)
     incorporation)


                 97 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code; (508) 435-2331

                               Page 1 of 68 pages
                             Exhibit Index on page 8

ITEM 5. OTHER EVENTS.
---------------------

          This report on Form 8-K pertains to the entry by the Registrant into an agreement to sell its manufacturing and clinical operations facility (the "Operating Facility") to Boston University ("BU") or its designated affiliate for $5,000,000.

ASSET PURCHASE AGREEMENT

          On February 18, 1997, the Registrant and Trustees of Boston University ("BU") entered into an Asset Purchase Agreement, to be effective as of and from February 14, 1997 (the "Purchase Agreement"), providing for the sale by the Registrant to BU of the Operating Facility. The Operating Facility does not include (a) any of the capital stock held by the Registrant in Seragen Technology, Inc. and Seragen Biopharmaceuticals Ltd. or (b) any of the Registrant's intellectual property. The respective obligations of the Registrant and BU to consummate the transaction are subject to satisfaction (or waiver) as of the closing of customary conditions. In addition, the obligation of the Registrant to consummate the transaction is conditioned upon: (a) approval of the transaction by a majority of the disinterested stockholders of the Registrant in attendance, by person or proxy, at a meeting of stockholders to consider the transaction and (b) BU's having offered, as of the closing date, employment to specified personnel of the Registrant.
Certain additional conditions to BU's obligation to consummate the transaction have already been satisfied as of the date of filing of this report. The closing of the transaction is required to occur on June 2, 1997, or such other date as the Registrant and BU may agree.

          As consideration for the purchase of the Operating Facility, BU will pay the Registrant $5,000,000 and will assume as of closing all ongoing liabilities associated with the Operating Facility. The purchase price is approximately equal to the value reflected on the Registrant's books for the assets included in the Operating Facility. A $3,500,000 portion of the purchase price for the Operating Facility was paid by BU to the Registrant as a deposit simultaneously with the execution and delivery of the Purchase Agreement. An additional $1,000,000 portion of the purchase price is to be paid by BU to the Registrant as a further deposit on March 1, 1997. The balance of the purchase price is payable at closing. The deposited amounts, together with interest thereon, must be refunded if the transaction fails to be consummated in a timely manner because of the Registrant's default, the failure of the Registrant's stockholders to approve the transaction as described in the foregoing paragraph, or the failure of either the Registrant or BU to obtain the consent or approval of any third party whose approval is required pursuant to the terms of the Purchase Agreement. The Registrant has granted BU a security interest in certain assets included in the Operating Facility to secure the Registrant's obligation to return the deposit in the aforesaid circumstances. The Registrant will have access to the funds held on deposit prior to the closing, and intends to use such funds as necessary to fund operations.

          BU has the option to consummate the transactions contemplated by the Purchase Agreement through a nominee. In the event that BU's nominee is an entity that fails to meet certain specified criteria, a subsidiary of BU with assets sufficient to provide commercially reasonable creditworthiness is required to execute and deliver at the closing a guarantee of the obligations of the nominee under the Purchase Agreement.

          Under the terms of the Purchase Agreement, the Registrant has provided BU with access to the Operating Facility and the services of specified Registrant employees from and after February 14, 1997, and BU has undertaken to make when due all payments required under contracts included in the Operating Facility and to discharge when due all liabilities and obligations relating to existing claims relating to the Operating Facility.
In addition, BU has undertaken to reimburse the Registrant for the wages and benefits (including accrued vacation and severance payments) of those Registrant employees whose services the Registrant has made available to BU. Payments by BU described in this paragraph are required to be reimbursed by the Registrant to BU, with interest, in the event that the Registrant breaches its obligations under the Service Agreement described below or BU exercises certain rights to terminate the Service Agreement.

SERVICE AGREEMENT

          Simultaneously with the execution and delivery of the Purchase Agreement, the Registrant and BU entered into a Service Agreement, to be effective as of and from February 14, 1997 (the "Service Agreement"), pursuant to which BU will provide specified services to the Registrant utilizing the Operating Facility through January 31, 1999, subject to early termination (a) if the Purchase Agreement is terminated, (b) at the election of the non-breaching party, in the event of a breach by the other party or, (c) at the election of BU in the event that its operating losses with respect to the Operating Facility exceed specified amounts and its excess losses are not reimbursed by the Registrant. Should the Registrant require services in addition to those specified in the Service Agreement, it is required to purchase them from BU, provided that BU has the capacity to perform them within the necessary time frame.

          The Registrant has two successive options to extend the Service Agreement for a period of one year at then-prevailing market rates. For each year that the contract is extended, the Registrant must pay BU that portion of BU's operating losses, if any, in respect of the Operating Facility for the year that is equal to the percentage that payments by the Registrant under the Service Agreement represent of the gross revenues received by BU in respect of the Operating Facility.

          For those services specified in the Service Agreement to be provided by BU to the Registrant, the Registrant is required to pay BU $5,521,342 during the first year of the contract and $6,605,651 in the second year of the contract, prorated for any portion of a year that the contract is in effect. Any changes in the services to be provided by BU to the Registrant will give rise to an adjustment in the amount paid by the Registrant to BU, but in no event will the amount be less than $4,300,000 per year, prorated as indicated above. For services provided by BU to the Registrant in addition to those specified in the Service Agreement, the Registrant is required to pay BU the costs incurred by BU in providing such services, inclusive of overhead, plus 10%. In addition, the Registrant is required to pay BU a 1% royalty on the Registrant's net revenues from any product produced under protection of a patent issued to the Registrant. The royalty rate increases to 2% if Seragen's obligation to pay royalties under a specified third party license agreement terminates.

          The Registrant has the right to approve the annual budget for the Operating Facility. BU has agreed not to enter into any contract with respect to the Operating Facility that would result in BU's incurring a loss as the result of the services provided by the Operating Facility to all third parties. BU has covenanted to make all payments regarding the Operating Facility in a timely manner; if it does not, the Registrant has the right to make such payments and offset them against amounts it otherwise owes to BU under the Service Agreement.

           During the term of the Service Agreement, BU may not sell
Operating Facility assets outside the ordinary course of business except in response to a bona fide third party offer. The Registrant has the right, in the event of such an offer, to purchase assets that are the subject of the offer on terms and conditions equivalent to those contained in the offer. BU may not sell assets in response to a third party offer if the sale would leave it with insufficient assets to perform its obligations under the Service Agreement. For four years from the date of the Service Agreement, the Registrant has the right to repurchase the Operating Facility at a price equal to (a) $5,000,000, plus interest thereon at 10% per year from the date of the Service Agreement, plus (b) BU's cumulative net operating losses with respect to the Operating Facility, plus interest thereon at 10% per year.

          BU may delegate its obligations under the Service Agreement to a nominee designated by BU to consummate the transactions contemplated by the Purchase Agreement. In the event that BU delegates its obligations under the Service Agreement to a nominee that fails to meet certain specified criteria, a subsidiary of BU with assets sufficient to provide commercially reasonable creditworthiness is required to execute and deliver at the closing a guarantee of the obligations of the nominee under the Service Agreement.

CERTAIN RELATIONSHIPS BETWEEN THE REGISTRANT AND BU

          In August 1987, BU, Nycomed (formerly Nyegaard & Co. AS) and the Registrant entered into a purchase and sale agreement whereby BU, which then owned approximately 6% of the Registrant's outstanding common stock, acquired all of Nycomed's shares of the Registrant's common stock, which represented approximately 71% of the then-outstanding common stock of the Registrant. As part of this transaction, BU acquired all of Nycomed's rights to technology, inventions, patents and other proprietary rights (the "Technology") that were primarily related to or useful in the development of the Registrant's fusion protein products and also acquired the world-wide exclusive rights to manufacture, use, sell and market any products (the "Products") that were derived from or include the Technology (the "Technology and Marketing Rights").

          In January 1988, pursuant to a Technology Purchase and Royalty Agreement (the "Technology Agreement") which was contemplated at the time BU acquired the Technology from Nycomed, BU transferred to the Registrant the Technology and Marketing Rights obtained from Nycomed in exchange for a continuing royalty with respect to sales of the Products until the expiration of all patents relative to the Technology. Thereafter, the Registrant agreed to pay BU a reduced royalty based on a percentage of net sales for a period of ten years after the expiration of such patents. The Technology Agreement provides BU with a security interest in the Technology and Marketing Rights, whereby upon a default by the Registrant in the terms of the Technology Agreement, the Technology and Marketing Rights would automatically be transferred back to BU.

          In June 1995, the Registrant issued warrants to purchase shares of its common stock immediately exercisable at $4.75 per share and expiring in 2005 to the guarantors of $23.8 million in bank financing obtained by the Registrant. BU was a lead guarantor of the bank financing and in such capacity obtained warrants to purchase 1,376,666 shares of the Registrant's common stock.

          In July 1996, the Registrant restructured its arrangement with the guarantors of the $23.8 million bank financing to release the Registrant from its liability to the banks involved. The lines of credit were repaid by the guarantors in exchange for the issuance by the Registrant to the guarantors of 23,800 shares of redeemable convertible Series B Preferred Stock (the "Series B Shares"). The Series B Shares are convertible into shares of common stock at a price based on the market price for the Registrant's common stock at the time of conversion. Holders of Series B Shares are entitled to receive cumulative cash dividends, payable quarterly; however, dividends do not accumulate or accrue during any period when royalties are accruing pursuant to the license agreement, discussed below, between the Registrant and its subsidiary Seragen Technology, Inc. ("STI"). BU, as a lead guarantor, was issued 11,800 Series B Shares. In addition, BU, as a lead guarantor, received warrants to purchase 2,950,000 shares of the Registrant's common stock at an exercise price of $4.00 per share. The warrants expire on July 1, 2006 and possess certain anti-dilution rights.

          In connection with the issuance of the Series B Shares, the Registrant transferred all of its patents to STI. In consideration for such transfer, STI (a) issued to the Registrant 214,220 shares of its Class A common stock and 23,800 shares of its Class B common stock (the "Class B Shares"), (b) provided the Registrant with a collateral assignment of patents in favor of the purchasers of the Series B Shares to secure payment of dividends in respect of the Class B Shares, and (c) entered into an irrevocable license agreement with the Registrant providing the Registrant with the worldwide exclusive right to use the transferred patents. The irrevocable license agreement specified a royalty equal to the amount of any dividend which the holders of Series B Shares are entitled to receive on the last day of the month preceding the royalty payment date but which has not been paid on or prior to such date. The Class B Shares bear cumulative dividends equal to the amount of any royalty which STI is entitled to receive from the Registrant on the dividend payment date pursuant to the irrevocable license agreement. In the event of any redemption or conversion of the Series B Shares, STI is required to redeem an equal number of the Class B Shares at a redemption price of $.01 per share plus any accrued and unpaid dividends. The Registrant delivered to each purchaser of Series B Shares that number of Class B Shares equal to the number of Series B Shares issues to the purchaser. Simultaneously with the issuance of the Series B Shares, the Registrant delivered into escrow the collateral assignment of patents described above, together with an instrument reassigning the patents to STI executed by each of the purchasers of Series B Shares. Under the agreement governing the escrow, the escrow agent is required to deliver the collateral assignment of patents to the holders of the Series B Shares in the event that STI fails for 60 days to pay any dividend due in respect of the Class B Shares and to deliver the instrument reassigning the patents to the Registrant upon the Registrant's certification that all of the Class B Shares have been redeemed by STI. BU continues to beneficially own 11,800 Class B Shares.

          On September 30, 1996, the Registrant raised net proceeds of approximately $5,000,000 through the issuance to BU of 5,000 shares of non-voting convertible Series C Preferred Stock (the "Series C Shares") in a private placement. The Series C Shares are convertible at the option of the holder into shares of the Registrant's common stock at a conversion price equal to the lesser of $2.75 or 73 percent of the average closing bid prices for a five-day period prior to the conversion date. Terms of the Series C Shares also provide for 8% cumulative dividends payable in shares of the Registrant's common stock at the time of each conversion. Each Series C Share has a liquidation preference equal to $1,000 plus an amount equal to any accrued and unpaid dividends from the date of issuance of the Series C Shares in the event of liquidation, dissolution or winding up of the Registrant. Series C Shares that remain outstanding on March 30, 1998, will be automatically converted into shares of the Registrant's common stock.

          As of February 28, 1997, BU beneficially owned 11,800 Series B Shares, 5,000 Series C Shares, and 8,299,077 shares of the Registrant's issued and outstanding common stock (constituting approximately 46.1% of the Registrant's issued and outstanding common stock). In addition, as of such date, BU beneficially held rights to acquire an additional 18,623,448 shares of the Registrant's common stock before taking into effect anti-dilution on the warrants, which includes 9,632,653 shares of common stock issuable upon conversion of the Series B Shares (assuming a market price for the conversion of the Series B Shares of $1.23 per share of common stock), 3,360,625 shares of common stock issuable upon the conversion of the Series C Shares (the maximum number of shares of common stock that the Series C Shares may convert into), warrants and an option to purchase 5,630,170 shares of common stock (together with issued and outstanding shares of common stock owned beneficially by BU, constituting approximately 43.2% of the Registrant's common stock on a fully diluted basis).

          The following directors of the Registrant are officers or employees of BU or its affiliates other than the Registrant: John E. Bagalay, Jr., Ph.D.; Kenneth G. Condon; John R. Murphy, Ph.D.; John R. Silber, Ph.D.
In addition, Dr. Silber is a member of the Board of Trustees of BU.


Item 7.  Financial Statements and Exhibits.
-------------------------------------------

Exhibit Number      Description
--------------    -----------

99.1                The Registrant's press release dated February 19, 1997

2.1 Asset Purchase Agreement, dated as of February 14, 1997, between Registrant and Trustees of Boston University

10.68 Service Agreement, dated as of February 14, 1997, between Registrant and Trustees of Boston University
                    (Portions of this exhibit have been omitted pursuant to a request for confidential treatment)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Seragen, Inc.
                                        -------------
                                        (Registrant)


   Date:  March 5, 1997                 /s/ Reed R. Prior
                                        -----------------
                                        Reed R. Prior
                                        Chairman and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                    Sequential
Number            Description                             Page Number
-------           -----------                             -----------

99.1              The Registrant's press release              9
                  dated February 19, 1997

2.1               Asset Purchase Agreement, dated as          11
                  of February 14, 1997, between
                  Registrant and Trustees of Boston
                  University

10.68             Service Agreement, dated as of              46
                  February 14, 1997, between Registrant
                  and Trustees of Boston University
                  (Portions of this exhibit have been
                  omitted pursuant to a request for
                  confidential treatment)
